Report of Independent Registered Accounting Firm

To the Board of Directors and Shareholders
Peng Xiang Peng Fei Investments Limited

We have audited the accompanying consolidated balance sheets of Peng Xiang Peng Fei Investments Limited (the “Company”) and its subsidiaries (hereinafter collectively referred to as the “Group”) as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the two years in the period ended December 31, 2008.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company was not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting.  Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peng Xiang Peng Fei Investments Limited and its subsidiaries as of December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

Crowe Horwath LLP
Sherman Oaks, California
April 26, 2009

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$2,863	$2,758
Pledged bank deposits	88	82
Accounts receivable	7,843	4,514
Amount due from a director	-	156
Inventories	514	4,708
Prepayment	-	137
Total current assets	11,308	12,355
Property, plant and equipment, net	1,067	1,041
Land use right	272	264
TOTAL ASSETS	$12,647	$13,660

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,040	$3,406
Accrued expenses and other payables	543	714
Amount due to a director	2	1
Bills payable	293	274
Short-term bank loans	587	548
Dividend payable	-	3,016
Taxes payable	1,613	3,015
Total current liabilities	5,078	10,974
Non-current Liabilities:
Other payable	-	243
Total liabilities	5,078	11,217

Commitments	-	-

Equity:
Common stock, $1 par value, 50,000 shares authorized, 1,000 (2007: 100) shares issued and outstanding	1	-
Additional paid-in capital	1,237	1,237
Statutory reserve	913	913
Retained earnings	4,875	84
Accumulated other comprehensive income	543	209
Total stockholders' equity	7,569	2,443
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,647	$13,660

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Year ended December 31,
	2008	2007

Net sales	$51,867	$39,727
Cost of sales	33,316	24,939
Gross profit	18,551	14,788

Operating expenses:
Selling expenses	3,547	1,847
General and administrative expenses	2,702	1,380
Other operating expenses	1	3
	6,250	3,230
Income from operations	12,301	11,558

Other income (expenses):
Interest income	23	54
Interest expense	(67)	(46)
	(44)	8
Income before provision for income taxes	12,257	11,566
Provision for income taxes	3,065	3,817

Net income	9,192	7,749

Other comprehensive income (loss):
Foreign currency translation adjustment	334	(5)

Comprehensive income	$9,526	$7,744

Earnings per share (EPS), in dollars
- basic	$55,373	$77,490
- diluted	$55,373	$77,490

Weighted average number of common shares used to compute EPS
- basic	166	100
- diluted	166	100

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
(Amounts in thousands)

					Accumulated
			Additional		other
	Common stock		paid-in	Statutory	comprehensive	Retained	Total	Comprehensive
	Shares	Amount	capital	reserve	income	earnings	equity	income
Balance at January 1, 2007	100	$-	$1,237	$525	$214	$4,304	$6,280

Comprehensive income:
Net income	-	-	-	-	-	7,749	7,749	7,749
Foreign currency translation adjustment	-	-	-	-	(5)	-	(5)	(5)
Statutory reserve	-	-	-	388	-	(388)	-
Dividend declared	-	-	-	-	-	(11,581)	(11,581)
Total comprehensive income								$7,744
Balance at December 31, 2007	100	-	1,237	913	209	84	2,443

Comprehensive income:
Issuance of common stock	900	1	-	-	-	-	1
Net income	-	-	-	-	-	9,192	9,192	9,192
Foreign currency translation adjustment	-	-	-	-	334	-	334	334
Dividend declared	-	-	-	-	-	(4,401)	(4,401)
Total comprehensive income								$9,526
Balance at December 31, 2008	1,000	$1	$1,237	$913	$543	$4,875	$7,569

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousand)

	Year ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$9,192	$7,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	107	92
Loss on disposal of property, plant and equipment	-	2
Write off of property, plant and equipment	1	-
(Increase) decrease in assets:
Receivables	(2,961)	(2,347)
Inventories	4,446	(747)
Prepaid expenses and other current assets	144	(132)
Increase (decrease) in liabilities:
Accounts payable	(1,577)	1,399
Accrued expenses and other payables	(471)	319
Income and other tax payables	145	612

Net cash provided by operating activities	9,026	6,947

Cash flows from investing activities:
Purchases of property, plant and equipment	(61)	-
Disposals of property, plant and equipment	7	69
Amount due to/from a director	168	-
Net cash provided by (used in) investing activities	114	69

Cash flows from financing activities:
Proceed from issuance of common stock	1	-
Pledged bank deposits	-	(82)
Proceeds from debt financing	587	548
Payments of short-term debt	(587)	(274)
Payments of dividend	(9,389)	(6,855)
Net cash (used in) financing activities	(9,388)	(6,663)
Effect of exchange rate changes	353	423
Net increase in cash and cash equivalents	105	776
Cash and cash equivalents, beginning of year	2,758	1,982
Cash and cash equivalents, end of year	$2,863	$2,758

Supplemental disclosure of cash flow information:
Interest paid	$67	$46
Income taxes paid	$3,209	$3,413

See accompanying notes to consolidated financial statements.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Description of business and organization

Peng Xiang Peng Fei Investments Limited (“PXPF” or the “Company”) is an entity incorporated on April 30, 2008 in the British Virgin Islands. The Company does not conduct any substantive operations of its own and designs, manufactures and sells fashion apparel under the brand name “V．LOV” through the variable interest entity (“VIE”), Jinjiang Yinglin Jinduren Fashion Limited (“Jinduren Fashion”) and its subsidiary, Korea Jinduren (Int’l) Dress Limited (“Jinduren Dress”). All current operations of the Company are in the People’s Republic of China (“China” or the “PRC”).

Jinduren Dress is an entity incorporated in Hong Kong on January 5, 2005 and was acquired by PXPF from the majority shareholders of PXPF on September 22, 2008.

Jinduren Fashion is a limited company incorporated without shares in the PRC on January 19, 2002, of which paid-in capital was funded by the majority shareholders of PXPF. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on December 28, 2005, Jinduren Dress entered into certain exclusive agreements with Jinduren Fashion and its shareholders. Pursuant to these agreements, Jinduren Dress provides exclusive consulting services to Jinduren Fashion in return of a consulting services fee which is equal to Jinduren Fashion’s net profits. In addition, Jinduren Fashion’s shareholders have pledged their equity interests in Jinduren Fashion to Jinduren Dress, irrevocably granted Jinduren Dress an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Jinduren Fashion and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Jinduren Dress. Through these contractual arrangements, Jinduren Dress has the ability to substantially influence Jinduren Fashion’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates Jinduren Dress to absorb a majority of the risk of loss from Jinduren Fashion’s activities and enable Jinduren Dress to receive a majority of its expected residual returns, the Company believes Jinduren Fashion a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Jinduren Fashion do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Jinduren Fashion. Accordingly, the Company consolidates Jinduren Fashion’s results, assets and liabilities in the accompanying financial statements.

The Company’s consolidated assets do not include any collateral for Jinduren Fashion’s obligations. The creditors of Jinduren Fashion do not have recourse to the general credit of the Company.

(b)	Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Pursuant to FIN 46 (R), a VIE is required to be consolidated if a party with an ownership, contractual or other financial interest in the VIE, is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIEs is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and non-controlling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46(R) provides a new framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

A VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)	Basis of presentation and consolidation (continued)

The Company, through its wholly owned subsidiary Jinduren Dress, consolidated Jinduren Fashion as Jinduren Fashion was deemed the VIE and it determined that it was the primary beneficiary of the Jinduren Fashion as a result of the execution of a series of enterprise agreements. The determination of whether Jinduren Fashion is a VIE requires an evaluation of all the facts and circumstances, including interpretation of various laws, rules and regulations.  Though the Company cannot determine how the PRC regulatory authorities would conclude on the enterprise arrangements, management believes Jinduren Fashion qualifies as a VIE based on its evaluation.

Because the Company and Jinduren Fashion are under common control, the initial measurement of the assets and liabilities of Jinduren Fashion for the purpose of consolidation by the Company is at book value. The Company has had no other business activities except for the entering into of the exclusive agreements with Jinduren Fashion and its shareholders. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements are prepared as if the Company had been in existence since January 1, 2007 and throughout each of the two-year period ended December 31, 2008.

The consolidated financial statements include the financial statements of the Company, its subsidiary and the variable interest entity, Jinduren Fashion. All significant inter-company transactions and balances between the Company, its subsidiary and the variable interest entity are eliminated upon consolidation.

(c)	Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States. Significant areas requiring the use of management estimates relate primarily to returns, sales allowances and customer chargebacks, inventory write-downs and valuation of long-lived assets. Actual results could differ from those estimates.

(d)	Revenue Recognition

Revenue from the sales of goods is recognized on the transfer of significant risks and rewards of ownership, which generally coincides with the time when the goods are delivered and the title has passed to the customers. Revenue excludes value-added tax and is arrived at after deduction of trade discounts and allowances.

(e)	Cash and Cash Equivalents

For purposes of the statements of cash flows, the Group considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents comprise cash at bank and on hand and demand deposits with banks.

(f)	Accounts receivable

Accounts receivable, which are unsecured, are stated at the amount the Group expects to collect. The Group maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Group evaluates the collectability of its accounts receivable based on a combination of factors, including customer credit-worthiness and historical collection experience. Management reviews the receivable aging and adjusts the allowance based on historical experience, financial condition of the customer and other relevant current economic factors. As of December 31, 2008 and 2007, all of the trade receivable balances were aged less than 90 days. The management determined no allowance for uncollectible amounts is required.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)	Depreciation and Amortization

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation of property, plant and equipment is computed using the straight-line method based on the following estimated useful lives:

Buildings	30 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years
Office equipment	5 years
Plant and machinery	5 to 15 years

(h)	Inventories

Inventories are stated at the lower of cost or market value, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

(i)	Foreign Currency Translation

The Group has its local currency, Renminbi (“RMB”), as its functional currency. The consolidated financial statements of the Group are translated from RMB into US$ in accordance with SFAS No. 52, "Foreign Currency Translation".  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, all income and expenditure items are translated at the average rates for each of the years and equity accounts, except for retained earnings, are translated at the rate at transaction date. Retained earnings reflect the cumulative net income (loss) translated at the average rates for the respective periods since inception and dividends translated at the rate at transaction date.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People's Bank of China (the "PBOC") or other institutions authorized to buy and sell foreign exchange.  The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective years:

	Year ended December 31,
	2008		2007

Assets and liabilities	USD	0.14670	USD	0.13710
Statement of income	USD	0.14415	USD	0.13167

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US$ against the RMB was adjusted from approximately RMB 8.28 per US$ to approximately RMB 8.11 per US$ on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US$ against RMB taking into account the demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)	Land use right

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land.

These land use right are for 50 years and expire in 2056. Land use right is stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the estimated useful life of 50 years.

Intangible assets of the Group are reviewed annually to determine whether their carrying value has become impaired. The Group considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Group also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2008 and 2007, the Group expects these assets to be fully recoverable.

(k)	Long-Lived Assets

The Group estimates the future undiscounted cash flows to be derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may be impaired. If the carrying value exceeds the Group’s estimate of future undiscounted cash flows, the Group then calculates the impairment as the excess of the carrying value of the asset over the Group’s estimate of its fair market value.

(l)	Comprehensive Income

The Group has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Group’s only component of other comprehensive income is foreign currency translation gain (loss). The foreign currency translation gain (loss) for the years ended December 31, 2008 and 2007, were gain of $334,000 and loss of $5,000 respectively. Accumulated other comprehensive income is recorded as a separate component of shareholders’ equity.

(m)	Income Taxes

The Group is mainly subject to income taxes in the PRC. Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

The Group accounts for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax years ended December 31, 2008 and 2007, the tax years which remain subject to examination by major tax jurisdictions (PRC) as of December 31, 2008. We may from time to time be assessed interest or penalties by major tax jurisdictions. In the event we receive an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m)	Income Taxes (continued)

The Group adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax years ended December 31, 2008 and 2007, the tax years which remain subject to examination by major tax jurisdictions (PRC) as of December 31, 2008. We may from time to time be assessed interest or penalties by major tax jurisdictions. In the event we receive an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

(n)	Advertising Costs

Advertising costs are expensed in the period in which the advertisements are first run or over the life of the endorsement contract. Advertising expense for the years ended December 31, 2008 and 2007 were approximately $2.68 million and $1.4 million respectively. Advertising costs include advertising subsidy expense which is accrued based on the terms in effect with distributors and paid when all attaching conditions will be completed.

(o)	Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of sales.

(p)	Research and Development Costs

The Group charges all product design and development costs to expense when incurred. Product design and development costs  for the years ended December 31, 2008 and 2007 aggregated approximately $2.24 million and $1.03 million, respectively.

(q)	Fair Value of Financial Instruments

The carrying amount of the Group’s consolidated financial instruments, which principally include cash and cash equivalents, accounts receivable and accounts payable, approximates fair value due to the relatively short maturity of such instruments.

The carrying amount of the Group’s short-term borrowings approximates the fair value based upon current rates and terms available to the Group for similar debt.

(r)	Recently Adopted Accounting Pronouncements

The Group has adopted Statement of Financial Accounting Standards (“SFAS”) 157 “Fair Value Measurements” and  SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities including an Amendment of FASB Statement No. 115” (“FAS 159”) on January 1, 2008.   SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level I -	Quoted prices (unadjusted) in active markets for identical asset or liabilities that the Company has the ability to access as of the measurement date.

Level II-	Inputs other than quoted prices included within Level I that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)	Recently Adopted Accounting Pronouncements (continued)

Level III -	Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

The Group’s financial assets mainly consist of cash and cash equivalents, and accounts receivables. The fair values of the financial assets approximate their book value due to short maturities. Therefore, the adoption had no significant impact on the measurement of the financial assets.

(s)	New Accounting Standards

In December 2007, the FASB issued SFAS 160 “Accounting for Noncontrolling Interests”, which clarifies the classification of noncontrolling interests in statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests. SFAS 160 will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 160 will have a material impact on our financial condition or results of operations.

In December 2007, the FASB issued SFAS 141(R) “Applying the Acquisition Method”, which clarifies the accounting for a business combination and requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141(R) will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 141(R) will have a material impact on our financial condition or results of operations.

(2)	INVENTORIES

Inventories consist of the following (in thousands):

	December 31,
	2008	2007
Raw materials	$262	$2,289
Work in process	23	168
Finished goods	229	2,251
	$514	$4,708

(3)	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is summarized as follows (in thousands):

	December 31,
	2008	2007
Buildings	$914	$854
Furniture, fixtures and equipment	24	23
Motor vehicles	196	134
Office equipment	84	72
Plant and machinery	235	228
Total property, plant and equipment	1,453	1,311
Less accumulated depreciation	386	270
	$1,067	$1,041

Depreciation and amortization expense was approximately $107,000, and $92,000 for the years ended December 31, 2008 and 2007, respectively.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(4)	LAND USE RIGHT

Land use right is summarized as follows (in thousands):

	December 31,
	2008	2007

Land use right	$315	$294
Less accumulated amortization	43	30
	$272	$264

Amortization expense was approximately $10,000 and $9,000 for the years ended December 31, 2008 and 2007, respectively.  Amortization expense in each of the next 5 years is expected to be $10,000.

(5)	ACCRUED EXPENSES

Accrued expenses are summarized as follows (in thousands):

	December 31,
	2008	2007

Current portion:
Accrued salaries and wages	$120	$96
Accrued electricity	4	4
Receipts in advance	-	45
Advertising subsidies payables	419	569
	543	714
Non-current portion:
Advertising subsidies payables	-	243
	$543	$957

(6)	RELATED PARTY TRANSACTIONS

The amount due to/from a director was unsecured, interest-free and repayable on demand.

The Group was granted the rights to use several newly applied trademarks which are owned by the Group's CEO. However, the Group has not utilized the use of these trademarks. Group's CEO is in the process of transferring these trademarks to the Group. Costs of applying these trademarks are not significant.

(7)	SHORT-TERM BORROWINGS

The carrying amounts of the Group’s borrowings are as follows (in thousands):

	December 31,
	2008		2007
	Amounts	Interest Rate	Amounts	Interest Rate
Bank loan	$587	9.320%	$548	10.058%

As of December 31, 2008 and 2007, the short-term borrowings were secured by personal guarantee granted by Wu Qingqing, a Director of the Group.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(8)	EQUITY

As mentioned in note 1(b), the consolidated financial statements are prepared as if the Company had been in existence since January 1, 2007 and throughout each of the two-year period ended December 31, 2008. The share capital was assumed to have been issued on January 1, 2007, prior to its date of incorporation, April 30, 2008.

On date of incorporation, the Company’s authorized ordinary share capital was 50,000 shares of a single class each with a par value of $1.00 and its issued and fully paid share capital was 100 shares of a single class issued at par.

On December 5, 2008, an additional 900 shares of a single class each were allotted at par value of $1.00 and fully paid up in cash. Thus, as of December 31, 2008, 1,000 shares at par value of $1.00 were issued and outstanding.

On January 6, 2009, an additional 9,000 shares of a single class each were allotted at par value of $1.00 and fully paid up in cash. As such, as of the date of this report, the Company’s issued and fully paid share capital was 10,000 shares of a single class issued at par.

(9)	INCOME TAXES

The provisions for income tax expense were as follows (in thousands):

	Year ended December 31,
	2008	2007

PRC enterprise income tax - current	$3,065	$3,817

The Group is mainly subject to income taxes in the PRC and provision for the PRC corporate income tax was calculated based on the statutory tax rate of 33% on the assessable income arose in or before year 2007. Pursuant to the PRC Enterprise Income Tax Law (the “New Law”) passed by the Tenth National People’s Congress on 16 March 2007, the new PRC income tax rates for domestic and foreign enterprises are unified at 25% effective from January 1, 2008. The enactment of the New Law is not expected to have any significant financial effect on the amounts accrued in the consolidated balance sheet in respect of taxation payable and deferred taxation.

The applicable rate of Hong Kong profits tax for the years ended December 31, 2008 and 2007 was 17.5%. However, no provision for Hong Kong profits tax has been made for the years ended December 31, 2008 and 2007 as the Group did not carry on any business which generate profits chargeable to Hong Kong profits tax.

PXPF is a company incorporated as an international company in the BVI and is fully exempt from Domestic Corporate Tax of the BVI.

As of the balance sheet dates presented, there were no deferred tax assets or liabilities.

(10)	STATUTORY RESERVES

Under PRC regulations, Jinduren Fashion should pay dividends only out of its accumulated profits, if any, determined in accordance with PRC GAAP.  In addition, it is required to set aside at least 10% of their after-tax net profits each year, if any, to fund the statutory reserves until the balance of the reserves reaches 50% of their registered capital. As of December 31, 2007, the statutory reserve balance of the Company reached 50% of its registered capital, thus, there are no profits to be set aside for the reserve subsequently.  The statutory reserves are not distributable in the form of cash dividends to the Company but can be used to make up prior year cumulative losses.

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(11)	LEASE COMMITMENTS

The Group leases certain facilities under long-term, non-cancelable leases and year-to-year leases. These leases are accounted for as operating leases.  Rent expense amounted to $36,000 and $26,000 for the years ended December 31, 2008 and 2007 respectively.

Future minimum payments under long-term, non-cancelable leases as of the year ended December 31, 2008 are as follows:

Future minimum
payments

Year ended December 31, 2009	$7

(12)	BUSINESS AND CREDIT CONCENTRATIONS

The Group operates in the fashion apparel industry and generates all of its sales in the PRC. The fashion apparel industry is impacted by the general economy. Changes in the marketplace would significantly affect management’s estimates and the Group’s performance.

The Group has the following concentrations of business with each customer constituting greater than 10% of the Group’s sales:

	December 31,
	2008	2007
Customers

Customer A	25.84%	24.01%
Customer B	15.30%	14.92%
Customer C	12.76%	12.26%
Customer D	10.46%	10.25%

The Group has the following concentrations of business with each creditors constituting greater than 10% of the Group’s accounts receivables:

	December 31,
	2008	2007
Creditors

Creditor A	14.93%	17.15%
Creditor B	12.73%	15.43%
Creditor C	11.59%	12.86%
Creditor D	11.40%	12.63%
Creditor E	10.16%	10.23%
Creditor F	*	10.00%
Creditor G	*	11.65%

The Group has the following concentrations of business with each vendor constituting greater than 10% of the Group’s purchases:

PENG XIANG PENG FEI INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007

(12)	BUSINESS AND CREDIT CONCENTRATIONS (CONTINUED)

	December 31,
	2008	2007
Vendors

Vendor A	38.17%	*
Vendor B	*	14.50%
Vendor C	15.31%	*

The concentration makes the Group vulnerable to a near-term severe impact should the relationships be terminated.

*
representing concentrations of business with those customers constituting less than 10% of the Group’s sales or purchases with those vendors constituting less than 10% of the Group’s purchases for the respective periods

(13)	BENEFIT PLAN

Pursuant to the relevant regulations of the PRC government, Jinduren Fashion participates in a local municipal government retirement benefits scheme (the “Scheme”), whereby Jinduren Fashion is required to contribute a certain percentage of the basic salaries of its employees to the Scheme to fund their retirement benefits. Contributions under the Scheme are charged to the income statement as incurred. Its contributions to the plan amounted to $175,000 and $161,000 for the years ended December 31, 2008 and 2007, respectively.

(14)	SUBSEQUENT EVENT

On February 13, 2009, Sino Charter Inc., incorporated on October 30, 2006 in the State of Nevada, completed a stock exchange transaction with the stockholders of Peng Xiang Peng Fei Investments Limited (“PXPF”), whereby 14,560,000 restricted shares of common stock was issued to the stockholders of PXPF in exchange for 100% of the common stock of PXPF.